2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 9, 2002, relating to the financial statements and financial highlights which appears in the June 30, 2002 Annual Report to Shareholders of the AssetMark Funds which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Counsel, Independent Auditors, and Service Providers", and "Independent Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
September 6, 2002